                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):               March 30, 1999

                          STEINWAY MUSICAL INSTRUMENTS, INC.
                (Exact name of registrant as specified in its charter)

            DELAWARE                001-11911                 35-1910745
 (State or other jurisdiction      (Commission              (IRS Employer
        of incorporation)          File Number)           Identification No.)



     800 SOUTH STREET, SUITE 425
         WALTHAM, MASSACHUSETTS                               02453-1472
(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code          (781) 894-9770

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On March 30, 1999, Steinway, Inc. ("Steinway"), an indirect, wholly-owned subsidiary of Steinway Musical Instruments, Inc., acquired the building located at 109-111 West 57th Street in New York, New York. Since its construction in 1925 this 17-story building has been the site of Steinway's flagship retail store known as Steinway Hall. Steinway currently occupies approximately 17% of the building.

The acquisition was accomplished as follows: Steinway paid $29,328,000 to purchase an interest in 111 West 57th Street Associates, L.P., a limited partnership that owned the property (see Exhibit 10.1). Simultaneous with this acquisition, Steinway redeemed its partnership interest for fee title to the building (see Exhibit 10.2) and entered into a ninety-nine year land lease (see Exhibit 10.3). Annual rent payable under the land lease will be $2,170,000 for the first ten years, $2,790,000 for the subsequent ten year period and shall thereafter be adjusted every twenty years to the greater of the existing rent or 4% of the fair market value of the land and building combined.

Additional fees assumed and/or incurred by Steinway in connection with the acquisition, including legal, brokerage, transfer taxes, mortgage recording fees, title insurance and similar charges, approximated $2,100,000.

Funds for the acquisition were provided from cash on hand and a new $22,500,000 mortgage loan provided by Steinway's existing domestic lender. The mortgage, due in monthly installments of $170,000, bears interest at the 30-day Libor rate plus 1.5%.

In connection with the acquisition, Steinway entered into a ten-year master lease whereby all of Steinway's interest in the land and building was leased back to the owner of the land (see Exhibit 10.4). Annual rent payable to Steinway under this master lease is $4,650,000. Steinway has no plans to change the use of the building.

On a pro forma basis using current interest rates, the approximate effect of the acquisition on the Company's annual operations will be as follows: earnings before interest, depreciation and taxes will increase $2,175,000, offset by additional interest and depreciation of $2,050,000 and $770,000, respectively. The annual net decrease in earnings after taxes will be approximately $385,000, or $.04 per fully diluted share.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

      (c)           Exhibits


      NUMBER        DESCRIPTION
      ------        -----------
      10.1    Partnership Interest Purchase Agreement, dated as of March 23,
              1999, by and between NI Reproma Inc., Manhattan 57th Street
              Associates, and Steinway, Inc.

      10.2 Redemption and Lease Agreement, dated as of March 23, 1999, by and between Steinway, Inc. and 111 West 57th Street Associates, L.P.

      10.3    Ground Lease Agreement, dated as of March 30, 1999, between 111
              West 57th Street Associates, L.P. and Steinway, Inc.

      10.4    Master Lease Agreement, dated as of March 30, 1999, between 111
              West 57th Street Associates, L.P. and Steinway, Inc.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              STEINWAY MUSICAL INSTRUMENTS, INC.


                              /s/  Dana D. Messina
                              -----------------------------------------------
                              Dana D. Messina
                              Director, President and Chief Executive Officer


Date:   April 12, 1999